UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

MONTPELIER RE HOLDINGS LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
GENERAL INFORMATION
SOLICITATION AND REVOCATION
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
(Proposal No. 1)
OTHER MATTERS
2007 SHAREHOLDER PROPOSALS

Montpelier Re Holdings Ltd.
Mintflower Place,
8 Par-La-Ville Road,
Hamilton HM 08,
Bermuda
NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS
To Be Held On June 16, 2006
To our Shareholders:
      A Special General Meeting of Shareholders of Montpelier Re Holdings Ltd. (the “Company”) will be held at the Company’s Offices at Crown House, 4 Par-La-Ville Road, Hamilton HM 08, Bermuda on June 16, 2006, at 12:00 p.m. Atlantic Daylight Time for the following purposes:

1. To approve the reduction of the Company’s share premium account from $1,716.2 million to zero and the credit of the amount so reduced to the Company’s contributed surplus to be effective as of the date of the approval; and

2. To consider such other business as may properly come before the meeting or any adjournments thereof.
      The close of business on May 22, 2006 has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the Special General Meeting or any adjournments thereof. For a period of at least 10 days prior to the Special General Meeting, a complete list of shareholders entitled to vote at the Special General Meeting will be open for examination by any shareholder during ordinary business hours at the offices of the Company at Mintflower Place, 8 Par-La-Ville Road, Hamilton HM 08, Bermuda.
      Shareholders are urged to complete, date, sign and return the enclosed proxy card to Montpelier Re Holdings Ltd. in the accompanying envelope, which does not require postage if mailed in the United States. Signing and returning a proxy card will not prohibit you from attending the Special General Meeting. Please note that the person designated as your proxy need not be a shareholder. Persons who hold their Common Shares in a brokerage account or through a nominee will likely have the added flexibility of directing the voting of their shares by telephone or over the internet.

By Order of the Board of Directors,

JONATHAN B. KIM
Secretary
Hamilton, Bermuda
May 24, 2006

Montpelier Re Holdings Ltd.
Mintflower Place
8 Par-La-Ville Road
Hamilton HM 08
Bermuda
PROXY STATEMENT
SPECIAL GENERAL MEETING OF SHAREHOLDERS
June 16, 2006
GENERAL INFORMATION
      This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Montpelier Re Holdings Ltd. to be voted at our Special General Meeting of Shareholders to be held at the Company’s Offices at Crown House, 4 Par-La-Ville Road, Hamilton HM 08, Bermuda on June 16, 2006 at 12:00 p.m., Atlantic Daylight Time, or any postponement or adjournment thereof. This Proxy Statement, the Notice of Special General Meeting of Shareholders and the accompanying form of proxy are being first mailed to shareholders on or about May 24, 2006.
      As of May 5, 2006, there were 89,179,407 common shares of the Company, par value US 1/6 cent per share (the “Common Shares”), issued and outstanding. The Common Shares are our only class of equity securities outstanding and entitled to vote at the Special General Meeting.
      Holders of Common Shares are entitled to one vote on each matter to be voted upon by the shareholders at the Special General Meeting for each share held. Pursuant to Section 51 of our Bye-laws, if, and so long as, the “controlled shares” (as defined below) of any person would otherwise represent more than 9.5% of the voting power of all of the shares entitled to vote generally at an election of directors, then the votes conferred by the controlled shares owned by such person shall be reduced by whatever amount is necessary so that after any such reduction such votes shall constitute 9.5% of the total voting power of all the shares entitled to vote generally at any election of directors as set forth in our Bye-laws. In addition, our Board may adjust a shareholder’s voting rights to the extent that the Board reasonably determines in good faith that it is necessary to do so to avoid adverse tax consequences or materially adverse legal or regulatory treatment to us or any subsidiary of the Company or to any shareholder or affiliate controlled by such shareholder. “Controlled shares” shall include, among other things, all Common Shares that a person is deemed to beneficially own directly, indirectly or constructively (within the meaning of Section 958 of the Internal Revenue Code of the United States).
      In order to determine the number of controlled shares owned by each shareholder, we are authorized to require any shareholder to provide information as to that shareholder’s beneficial share ownership, the names of persons having beneficial ownership of the shareholder’s shares, relationships with other shareholders or any other facts the directors may deem relevant to a determination of the number of Common Shares attributable to any person. We may, in our reasonable discretion, disregard the votes attached to shares of any holder failing to respond to such a request or submitting incomplete or inaccurate information.
      The presence of two or more persons present in person and representing in person or by proxy in excess of 50% of the total combined voting power (that is the number of maximum possible votes of the shareholders entitled to attend and vote at a general meeting, after giving effect to the provision of section 51 of our Bye-laws) of all of the issued and outstanding shares of the Company throughout the meeting shall form a quorum for the transaction of business at the Special General Meeting.
      At the Special General Meeting, shareholders will be asked to take the following actions:

1. To vote FOR the reduction of the Company’s share premium account from $1,716.2 million to zero and the credit of the amount so reduced to the Company’s contributed surplus to be effective as of the date of the approval.

      At the Special General Meeting, shareholders may be asked to consider and take action with respect to such other matters as may properly come before the Special General Meeting.
      Proposal No. 1 will be decided by the affirmative vote of a majority of the voting rights attached to the Common Shares voted at the Special General Meeting. The Company intends to conduct all voting at the Special General Meeting by poll to be requested by the Chairman of the meeting, in accordance with the Company’s Bye-laws.
SOLICITATION AND REVOCATION
      PROXIES IN THE FORM ENCLOSED ARE BEING SOLICITED BY, OR ON BEHALF OF, THE BOARD. THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD. Such persons designated as proxies serve as officers of the Company. Any shareholder desiring to appoint another person to represent him or her at the Special General Meeting may do so either by inserting such person’s name in the blank space provided on the accompanying form of proxy, or by completing another form of proxy and, in either case, delivering an executed proxy to the Secretary of the Company at the address indicated above, before the time of the Special General Meeting. It is the responsibility of the shareholder appointing such other person to represent him or her as proxy to inform such person of this appointment.
      All Common Shares represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given thereon. If no instructions are provided in a properly executed proxy, it will be voted FOR the proposal described herein and set forth on the accompanying form of proxy, and in accordance with the proxyholder’s best judgment as to any other business as may properly come before the Special General Meeting. If a shareholder appoints a person other than the persons named in the enclosed form of proxy to represent him or her, such person will vote the shares in respect of which he or she is appointed proxyholder in accordance with the directions of the shareholder appointing him or her. Any shareholder who executes a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written statement revoking such proxy, by executing and delivering a later dated proxy, or by voting in person at the Special General Meeting. Attendance at the Special General Meeting by a shareholder who has executed and delivered a proxy to us shall not in and of itself constitute a revocation of such proxy.
      Member brokerage firms of the New York Stock Exchange (“NYSE”) that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions, vote in their discretion upon Proposal No. 1. Abstentions and broker non-votes will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum.
      We will bear the cost of solicitation of proxies. We have engaged the firm of Georgeson Shareholder Communications Inc. to assist us in the solicitation of proxies for a fee of $7,500, plus the reimbursement of reasonable out of pocket expenses. Further solicitation may be made by our directors, officers and employees personally, by telephone, internet or otherwise, but such persons will not be specifically compensated for such services. We may also make, through bankers, brokers or other persons, a solicitation of proxies of beneficial holders of the Common Shares. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Special General Meeting to the beneficial owners of Common Shares which such persons hold of record.
Shareholder Communications
      Shareholders may send written communications to the Board or any one or more of the individual Directors by mail, c/o Company Secretary, Montpelier Re Holdings Ltd., Mintflower Place, 8 Par-La-Ville Road, Hamilton HM 08, Bermuda or by fax at 441-296-5551. All communications will be compiled and summarized by the Secretary of the Company. For communications addressed to a specific director, that director will receive such summary. The Chairman of the Board will receive the summary for all communications that are not addressed to a particular director. Summaries of the communications will be submitted to the Chairman of the Board or the individual director, as applicable, on a regular basis.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
      The following table sets forth information as of March 31, 2006, unless otherwise noted, with respect to the beneficial ownership of Common Shares by (i) each person known by us to own beneficially 5% or more of the outstanding Common Shares, (ii) each of our directors and director nominees, (iii) our Chief Executive Officer and each of our four most highly compensated executive officers at the end of 2005, and (iv) all of our current executive officers, directors and director nominees as a group.

		Percentage of
		Common
	Number of	Shares
Name and Address of Beneficial Owner	Common Shares	Outstanding

Capital Research and Management Company(1)	13,716,500	15.4%
333 South Hope Street
Los Angeles, CA 90071
White Mountains Insurance Group, Ltd.(2)	13,472,357.5	14.0
One Beacon Street
Boston, MA 02108
FMR Corp.(3)	9,515,133	10.7
82 Devonshire Street
Boston, Massachusetts 02109
Second Curve Capital, LLC(4)	4,461,900	5.0
Thomas K. Brown
405 Lexington Avenue, 52nd Floor
New York, New York 10174
Anthony Taylor(5)	976,096	1.1
Raymond Barrette(6)	500	*
Allan W. Fulkerson(7)	1,580	*
Steven J. Gilbert(8)	1,190,555	1.3
John D. Gillespie(9)	974,460	1.1
K. Thomas Kemp(10)	60,000	*
Kamil M. Salame(11)	—	—
Raymond Salter	—	—
John F. Shettle, Jr.	1,000	*
William L. Spiegel	—	—
Morgan W. Davis	10,000	*
Clement S. Dwyer, Jr.	5,000	*
Candace L. Straight	—	—
Thomas G.S. Busher(12)	165,176	*
C. Russell Fletcher III(13)	90,097	*
Nicholas Newman-Young(14)	34,183	*
Kernan V. Oberting(15)	49,000	*
All directors, director nominees and current executive officers as a group (17 persons)	3,487,550	3.9

*	Less than 1%

(1)	As of December 30, 2005, based on a Schedule 13G/ A filed jointly by Capital Research and Management Company (“Capital”) and The Income Fund of America, Inc. (“IFAI”) with the SEC on February 10, 2006. Capital, an investment adviser registered under Section 203 of the Investment Company Act of 1940 (the “1940 Act”), is deemed to be the beneficial owner of 9,251,500 shares as a result of acting as an investment adviser to various investment companies registered under Section 8 of the 1940 Act. IFAI, an investment company registered under the 1940 Act, which is advised by Capital, is the beneficial owner of 4,465,000 shares. Capital has the sole power to vote or to direct the vote of 4,786,500 shares but has no shared power to vote or to direct the vote of its shares or shared power to dispose or to direct the disposition of its shares. Capital has the sole power to dispose or to direct the disposition of 9,251,500 shares. However, Capital disclaims beneficial ownership over all such shares pursuant to Rule 13d-4 of the 1934 Act as amended. IFAI has the sole power to vote or to direct the vote of 4,465,000 shares. IFAI has no shared power to vote or to direct the vote of its shares, nor does it have the sole or the shared power to dispose or to direct the disposition of its shares.

(2)	Includes 900,000 Common Shares held by The Camden Fire Insurance Company, 3,600,000 Common Shares held by OneBeacon and 1,800,000 Common Shares held by Pennsylvania General Insurance Company and warrants, which are currently exercisable, to purchase 7,172,357.5 Common Shares.

(3)	At December 31, 2005, based on a Schedule 13G/A filed jointly by FMR Corp. and Edward C. Johnson, III with the SEC on February 14, 2006. Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 9,021,833 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the 1940 Act. Edward C. Johnson, III and FMR Corp., through their control of Fidelity, and the funds each has sole power to dispose of the 9,021,833 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson, III, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the 1934 Act, is the beneficial owner of 113,800 shares as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson, III and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 113,800 shares and sole power to vote or to direct the voting of 113,800 shares of Common Stock owned by the institutional account(s) as reported above. Members of the Edward C. Johnson, III family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the 1940 Act, to form a controlling group with respect to FMR Corp. Fidelity International Limited and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. Fidelity International Limited is the beneficial owner of 379,500 shares.

(4)	As of April 4, 2006, based on a Schedule 13G filed jointly by Second Curve Capital, LLC and Thomas K. Brown with the SEC on April 14, 2006.

(5)	Includes 60,100 Common Shares previously held, 50,000 Common Shares acquired on February 22, 2006, 800,996 Common Shares resulting from the net share exercise of 1,440,000 options on March 4, 2005 and 65,000 shares underlying restricted stock units (“RSUs”) granted on January 1, 2006 which vest over a three-year period from the date of grant, subject to continued employment with the Company. The 800,996 Common Shares resulting from the net share exercise, together with 60,100 previously held Common Shares, are subject to a lockup entered into by Mr. Taylor and the Company and cannot be sold or transferred for two years from March 4, 2005 (the date of the net share exercise).

(6)	Mr. Barrette is also a former executive officer and former director of White Mountains Insurance Group, Ltd., one of our principal shareholders.

(7)	All Common Shares formerly held by Century Capital Partners II, L.P. (“Century”), to which Mr. Fulkerson had disclaimed beneficial ownership, except to the extent of his actual pecuniary interest therein, were distributed to the limited partners of Century on March 8, 2005. Following the March 8, 2005 distribution in kind to limited partners of Century, Mr. Fulkerson held 1,580 Common Shares.

(8)	Includes 15,626 Common Shares held by GGEP-SK, LLC, 181,095 Common Shares held by Gilbert Global Equity Partners (Bermuda), L.P. and 993,834 Common Shares held by Gilbert Global Equity Partners, L.P. Mr. Gilbert disclaims beneficial ownership of these shares.

(9)	Includes (i) 854,460 Common Shares owned by various funds of Prospector Partners LLC in which Mr. Gillespie is either general manager or investment manager, (ii) 60,000 Common Shares held by Gillespie Family 2000, LLC in which Mr. Gillespie’s interest is limited to that as a co-managing member, (iii) 36,000 Common Shares held by Main Street America Assurance Corporation to which Mr. Gillespie serves as an investment manager and (iv) 24,000 Common Shares held by National Grange Mutual Insurance Company to which Mr. Gillespie serves as an investment manager. Mr. Gillespie disclaims beneficial ownership of the Common Shares owned by Prospector Partners LLC and Gillespie Family 2000, LLC, except to the extent of his pecuniary interest therein. Mr. Gillespie is also a director of White Mountains Insurance Group, Ltd., one of our principal shareholders.

(10)	Includes 15,000 Common Shares held by Little Oak Hill Partnership L.P.

(11)	Based on a Schedule 13G/ A filed on February 14, 2006 by Credit Suisse on behalf of its subsidiaries to the extent that they constitute the Investment Banking division, Credit Suisse beneficially owned 1,366,924 Common Shares at December 31, 2005. All Common Shares were sold pursuant to Rule 144(k) in transactions subsequent to February 14, 2006 and prior to the Company’s Record Date. Mr. Salame, one of our directors, is a Managing Director of Credit Suisse Securities (USA) LLC and had no beneficial ownership of any of the Common Shares reported on Schedule 13G/ A.

(12)	Includes 123,176 Common Shares resulting from the net share exercise of 225,000 options on March 4, 2005, 29,097 of which are currently restricted shares subject to the same vesting schedule as the original options, and 42,000 shares underlying RSUs granted on January 1, 2006 which vest over a three-year period from the date of grant, subject to continued employment with the Company.

(13)	Includes 6,000 shares previously held, 29,097 Common Shares resulting from the net share exercise of 56,250 options on March 4, 2005, all of which are currently restricted shares subject to the same vesting schedule as the original options, and 55,000 shares underlying RSUs granted on January 1, 2006 which vest over a three-year period from the date of grant, subject to continued employment with the Company. An additional 30,224 Common Shares resulting from the net share exercise of 56,250 options on March 4, 2005 were sold by Mr. Fletcher pursuant to an approved Rule 10b5-1 trading plan on September 30, 2005.

(14)	Includes 24,183 Common Shares resulting from the net share exercise of 45,000 options on March 4, 2005, 7,759 of which are currently restricted shares subject to the same vesting schedule as the original options, and 10,000 shares underlying RSUs granted on January 1, 2006 which vest over a three-year period from the date of grant, subject to continued employment with the Company.

(15)	Includes 13,000 Common Shares and 36,000 shares underlying RSUs granted on January 1, 2006 which vest over a three-year period from the date of grant, subject to continued employment with the Company.

PROPOSAL FOR THE REDUCTION OF THE COMPANY’S SHARE PREMIUM
ACCOUNT FOR BERMUDA COMPANY LAW PURPOSES BY TRANSFERRING
$1,716.2 MILLION TO OUR CONTRIBUTED SURPLUS TO BE EFFECTIVE AS OF THE DATE
OF THE APPROVAL
(Proposal No. 1)
      The Board has recommended and asks that you approve a resolution to reduce our share premium account by transferring $1,716.2 million to our contributed surplus to be effective as of the date of the approval.
      Under Bermuda law, when a company issues shares, the aggregate paid in par value of the issued shares comprises the company’s share capital account. When shares are issued at a “premium,” that is, where the actual sum paid for a share exceeds the par value of the share, the amount paid in excess of the par value must be allocated to and maintained in a capital account called the “share premium account.” The Bermuda Companies Act 1981 requires shareholder approval prior to any reduction of our share capital or share premium accounts. Bermuda law also provides that we maintain a contributed surplus, to which we must allocate, amongst other things, shareholder capital which is unrelated to any share subscription.
      Under Bermuda law, we may not declare or pay dividends or make distributions from the contributed surplus if there are reasonable grounds for believing either that we are, or would be after the payment, unable to pay our liabilities as they become due, or that the realizable value of our assets would thereby be less than the sum of our liabilities, our issued share capital (par value) and our share premium accounts.
      In order to ensure flexibility for the Company to pay dividends to shareholders, the Board has determined that it is in the best interest of the Company to reduce the share premium account from $1,716.2 million to zero and allocate $1,716.2 million to the Company’s contributed surplus. This reduction of our share premium account and allocation to contributed surplus requires the approval of our shareholders to be effective. Distributions from contributed surplus, however, may be approved and made by the Board without any need for shareholder approval.
      Assuming our shareholders give the required approval, the reallocation will be effective as of the date of the approval and the reallocated capital will remain part of our capital structure available for the benefit of our creditors and shareholders. Future dividends and distributions may then be made by the Board within the limits prescribed by Bermuda law, without restriction for the value of the historical share premium account.
      Any determination to pay future dividends will be at the discretion of our Board of Directors and will be dependent upon our results of operations and cash flows, our financial position and capital requirements, general business conditions, legal, tax, regulatory and any contractual restrictions on the payment of dividends, and any other factors our Board of Directors deems relevant.
Vote Required
      The reduction of the Company’s share premium account for Bermuda Company Law purposes by transferring $1,716.2 million to our contributed surplus requires approval by the affirmative vote of a majority, subject to Bye-law 51, of the total number of shares voted at the Special General Meeting.
THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE REDUCTION
OF THE SHARE PREMIUM ACCOUNT AND THE TRANSFER OF THE AMOUNT REDUCED
TO THE COMPANY’S CONTRIBUTED SURPLUS ACCOUNT TO BE EFFECTIVE AS OF THE
DATE OF THE APPROVAL.

OTHER MATTERS
      Neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Special General Meeting of Shareholders and this Proxy Statement. If any other business should come properly before the meeting, or any adjournment thereof, the proxyholders will vote on such matters at their discretion.
2007 SHAREHOLDER PROPOSALS
      To be considered for inclusion in the proxy statement relating to the 2007 Annual General Meeting, shareholder proposals must be received by the Company no later than December 15, 2006, unless the Company changes the date of the 2007 Annual General Meeting by more than 30 days from the date of this year’s meeting, in which case the Company will provide a revised deadline in one of the Company’s quarterly reports on Form 10-Q. If a shareholder proposal is introduced at the 2007 annual general meeting without any discussion of the proposal in the Company’s proxy statement and the shareholder does not notify the Company by February 28, 2007 as required by Rule 14a-4 (c)(1) of the 1934 Act of the intent to raise such proposal at the annual general meeting, then such proxies received by the Company for the 2007 Annual General Meeting will be voted by the persons named as such proxies in their discretion with respect to such proposal.

By Order of the Board of Directors,

Jonathan B. Kim
Secretary
Hamilton, Bermuda
May 24, 2006

      Upon written request of a shareholder, the Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K, as filed with the SEC. The Annual Report does not form any part of the material for the solicitation of proxies. If you would like a copy of the Form 10-K, please contact Montpelier Re Holdings Ltd., Mintflower Place, 8 Par-La-Ville Road, Hamilton HM 08, Bermuda, Attn: Communications Manager. In addition, financial reports and recent filings with the SEC, including the Form 10-K, are available on the Internet at http://www.sec.gov. Company information is also available on the Internet at http://www.montpelierre.bm.

☐	▼ DETACH PROXY CARD HERE ▼

Please vote and sign on this side and return promptly in the enclosed envelope. Do not forget to date your proxy.	☒ Votes must be indicated (x) in Black or Blue ink.
The Board of Directors recommends a vote “FOR” the proposal listed below.

	FOR	AGAINST	ABSTAIN

1.
To approve the reduction of the Company’s share premium account from $1,716.2 million to zero and the credit of the amount so reduced to the Company’s contributed surplus to be effective as of the date of the approval.
	☐	☐	☐

2.	To consider such other business as may properly come before the Special General Meeting or any adjournments thereof.

To change your address, please mark this box.          ☐

     S C A N   L I N E
The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof. Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date	Share Owner sign here	Co-Owner sign here

NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS
To our Shareholders:
     A Special General Meeting of Shareholders of Montpelier Re Holdings Ltd. (the “Company”) will be held at the offices of the Company, Crown House, 4 Par-La-Ville Road, Hamilton, Bermuda on June 16, 2006, at 12:00 p.m. Atlantic Daylight Time for the following purposes:
1.
To approve the reduction of the Company’s share premium account from $1,716.2 million to zero and the credit of the amount so reduced to the Company’s contributed surplus to be effective as of the date of the approval.

2.	To consider such other business as may properly come before the Special General Meeting or any adjournments thereof.
     The close of business on May 22, 2006 has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the Special General Meeting or any adjournments thereof. For a period of at least 10 days prior to the Special General Meeting, a complete list of shareholders entitled to vote at the Special General Meeting will be open for examination by any shareholder during ordinary business hours at the offices of the Company at Mintflower Place, 8 Par-La-Ville Road, Hamilton HM 08, Bermuda.

MONTPELIER RE HOLDINGS LTD.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR A SPECIAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 16, 2006

The undersigned appoints Thomas Busher or failing him any other officer of Montpelier Re Holdings Ltd. as proxy, to vote on behalf of the undersigned, all Common Shares of the undersigned at the Special General Meeting of Shareholders to be held June 16, 2006, and at any adjournment thereof, upon the subjects described in the letter furnished herewith, subject to any directions indicated below.
     To approve the reduction of the Company’s share premium account from $1,716.2 million to zero and the credit of the amount so reduced to the Company’s contributed surplus to be effective as of the date of the approval.
Your vote is important! Please complete, date, sign and return this form to Montpelier Re Holdings Ltd., c/o The Bank of New York, P.O. Box 11154, New York, NY 10203-0154 in the accompanying envelope, which does not require postage if mailed in the United States.
This proxy when properly signed will be voted in accordance with the instructions, if any, given hereon. If this form of proxy is properly signed and returned but no direction is given, the proxy will be voted FOR the proposal listed on the reverse side and in accordance with the proxyholder’s best judgment as to any other business as may properly come before the Special General Meeting.

(Continued and to be signed and dated on reverse side.)

MONTPELIER RE HOLDINGS LTD.
P.O. BOX 11154
NEW YORK, N.Y. 10203-0154
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